UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Batesville Road, Suite B

Greer, South Carolina 29651

(Address of principal executive offices) (zip code)

(864) 448-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.10 par value	RM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Financial Officer

On September 23, 2020, the Board of Directors (the “Board”) of Regional Management Corp. (the “Company”) appointed Harpreet Rana as Executive Vice President and Chief Financial Officer of the Company, effective as of the date she commences employment, which is expected to be on or about November 23, 2020 (the “Commencement Date”). Ms. Rana succeeds Michael S. Dymski, who has served as interim Chief Financial Officer following the promotion of the Company’s former Chief Financial Officer Robert W. Beck to President and Chief Executive Officer of the Company on March 26, 2020. Effective as of the Commencement Date, Mr. Dymski will no longer serve as interim Chief Financial Officer but will continue to serve as the Company’s Vice President and Chief Accounting Officer.

Ms. Rana, age 49, has 20 years of financial services experience, with extensive skills related to capital and credit management, driving profitable portfolio growth, digital product development and transformation, as well as retail banking management. Most recently, Ms. Rana was Managing Director, North America Retail Bank at Citigroup from January 2016 to September 2020. Prior to that time, she held various additional lead positions in both business and finance roles at Citigroup, including Head of US Retail Deposit & Lending Products from April to December 2015. Ms. Rana received her BA from the University of British Columbia in Vancouver, Canada and her MBA from the University of Rochester in Rochester, New York.

There are no arrangements or understandings between Ms. Rana and any other person pursuant to which Ms. Rana was selected as Executive Vice President and Chief Financial Officer, there are no family relationships between Ms. Rana and any of the Company’s directors or executive officers, and there are no related party transactions involving Ms. Rana that are reportable under Item 404(a) of Regulation S-K.

On September 30, 2020, the Company issued a press release announcing Ms. Rana’s appointment as Executive Vice President and Chief Financial Officer, effective as of the Commencement Date. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Employment Agreements with New Chief Financial Officer and New Chief Strategy and Development Officer

On September 30, 2020 (the “Effective Date”), the Company entered into employment agreements (each, an “Agreement,” and collectively, the “Agreements”) with each of Ms. Rana and Brian J. Fisher (each such individual, an “Executive,” and collectively, the “Executives”) in connection with their respective appointment to the positions of Executive Vice President and Chief Financial Officer and Executive Vice President and Chief Strategy and Development Officer. Catherine R. Atwood, the Company’s Vice President, Deputy General Counsel, and Chief Compliance Officer, will succeed Mr. Fisher as the Company’s Senior Vice President, General Counsel, and Secretary. Mr. Fisher’s Agreement replaces his previous employment agreement with the Company effective as of August 30, 2017 as Vice President, General Counsel, and Secretary. Both Agreements have a term of three years, beginning on the Commencement Date, for Ms. Rana, and on the Effective Date, for Mr. Fisher.

Ms. Rana’s Agreement provides for, among other things, (1) an annual base salary of $400,000 per year (pro-rated for 2020 and any other partial year and less applicable withholdings); (2) the opportunity to earn an annual bonus award under the Company’s Annual Incentive Plan, as amended and restated (the

“Annual Plan”), based upon the achievement of performance targets established by the Compensation Committee (the “Committee”) of the Board, with a target bonus equal to no less than 100% of her base salary (pro-rated for 2020 and any other partial year); and (3) the opportunity to earn long-term incentive awards under the Company’s 2015 Long-Term Incentive Plan, as amended and restated (the “2015 Plan,” collectively with any successor plan, the “Stock Plan”), in the sole discretion of the Board or the Committee. Additionally, Ms. Rana’s Agreement provides that Ms. Rana will receive (i) a $100,000 cash signing bonus to offset her loss of forfeited incentive and or equity-based compensation with her former employer, payable in the first full pay period following the Commencement Date and subject to repayment in full if Ms. Rana voluntarily terminates her employment before the first anniversary of the Commencement Date; and (ii) a nonqualified stock option award (the “Option”); a restricted stock award (the “RSA”); a performance-contingent restricted stock unit award (the “RSU”); and a cash-settled performance unit award (the “Performance Unit Award”).

The Company will grant Ms. Rana the Option to purchase such number of shares of the Company’s common stock as is determined by dividing $166,250 by the fair value of each Option share (calculated on or as close in time as practicable to the grant date in accordance with GAAP using the Black-Scholes option pricing model). The Option exercise price will be equal to the fair market value of the Company’s common stock on the grant date, and the Option will have a ten year term. The Company will also grant Ms. Rana an RSA for such number of shares of the Company’s common stock as is determined by dividing $166,250 by the closing price of the Company’s common stock on the grant date. Both the Option and the RSA will be granted on or shortly after Ms. Rana’s Commencement Date, and each will vest in equal installments on December 31, 2021, December 31, 2022, and December 31, 2023, subject to Ms. Rana’s continued employment from the grant date until the applicable vesting date or as otherwise provided in the applicable award agreement.

Subject to Ms. Rana’s continued employment from the Commencement Date until the grant date and, with respect to the RSU, the availability of sufficient shares of the Company’s common stock under the 2015 Plan, the Company will grant Ms. Rana an RSU and a Performance Unit Award at the time the Company grants its annual long-term incentive awards for 2021 to other members of senior management. The number of shares subject to the RSU will be determined by dividing $166,250 by the closing price of the Company’s common stock on or as close in time as practicable to the grant date. The target cash settlement value of the Performance Unit Award at vesting will be equal to $166,250. The RSU and the Performance Unit Award will be eligible for vesting on December 31, 2023, based on the achievement, if at all, of performance criteria established by the Committee and Ms. Rana’s continued employment from the grant date until the vesting date or as otherwise provided in the applicable award agreement.

Each of the Option, the RSA, the RSU, and the Performance Unit Award will be subject to the terms of the Stock Plan and the related award agreement. Commencing in 2022, and subject to her continued employment, Ms. Rana is eligible to receive long-term incentive awards under the Stock Plan at the discretion of the Board or the Committee. Commencing in 2022, and for the remainder of the term of her Agreement, Ms. Rana will be eligible to receive an annual base salary and cash and equity-based incentive compensation opportunities totaling in the aggregate at least $1,400,000, subject in each case, to the achievement of any performance or service criteria established by the Committee in its discretion, as described below.

Mr. Fisher’s Agreement provides for, among other things, (1) an annual base salary of $400,000 per year (pro-rated for any partial year and less applicable withholdings); (2) the opportunity to earn an annual bonus award under the Annual Plan, based upon the achievement of performance targets established by the Committee, with a target bonus opportunity equal to no less than 100% of his base salary (pro-rated for 2020 and any other partial year); and (3) the opportunity to earn long-term incentive awards under the Stock Plan, in the sole discretion of the Board or the Committee. Commencing in 2021,

and for the remainder of the term of his Agreement, Mr. Fisher will be eligible to receive an annual base salary and cash and equity-based incentive compensation opportunities totaling in the aggregate at least $1,400,000, subject in each case, to the achievement of any performance or service criteria established by the Committee in its discretion, as described below.

Pursuant to the Agreements, the Committee has discretion to increase base salaries, determine allocations between cash and equity compensation opportunities, establish performance and/or multi-year service criteria, and determine if and to the extent any incentive compensation is earned and payable based on the attainment of performance criteria and other terms established by the Committee, and further subject to the terms and conditions of the applicable Company incentive plan and related award agreements (including, if applicable under any such plan or award agreement, multi-year vesting).

If an Executive’s employment is terminated by the Company without “cause,” by the Executive as a result of “good reason,” or due to Executive’s “disability” (each as defined in the applicable Agreement), such Executive will be entitled to receive: (i) accrued but unpaid salary through his or her termination date; (ii) an amount equal to his or her salary in effect on the termination date, payable over a period of 12 months following his or her termination date; (iii) an amount equal to his or her “average bonus” (as defined in the applicable Agreement) determined as of the termination date, payable over a period of 12 months following his or her termination date; (iv) the pro-rata portion of any bonus for the year in which termination occurs, to the extent earned, plus, if his or her termination occurs after year-end but before the bonus for the preceding year is paid, the bonus for the preceding year; (v) reimbursement of COBRA premiums for continuation coverage under the Company’s group medical plan for 12 months following his or her termination date, so long as he or she is not entitled to obtain insurance from a subsequent employer; (vi) reasonable outplacement service expenses for 12 months following his or her termination date, which shall not exceed $25,000; and (vii) reimbursement of expenses incurred prior to termination. If an Executive’s employment is terminated by the Company without “cause” or by an Executive as a result of “good reason,” and such termination occurs within six months before or one year after the effective date of a “change of control” (as defined in the applicable Agreement), then the amounts described in clauses (ii) and (iii) of the foregoing sentence will be increased by a factor of 100% (for a total of 200% of salary and average bonus). If an Executive’s employment is terminated due to “disability,” the severance amounts described in this paragraph will be reduced by the amounts payable under any disability insurance, plan, or policy provided and paid for by the Company.

If an Executive’s employment terminates due to his or her death, the Executive, his or her designated beneficiary or his or her estate, as applicable, will be entitled to receive: (i) accrued but unpaid salary prior to his or her death; (ii) reimbursement of expenses incurred prior to his or her death; and (iii) the pro-rata portion of any bonus for the year in which his or her death occurs, to the extent earned, plus, if his or her death occurs after year-end but before the bonus for the preceding year is paid, the bonus for the preceding year.

If the Company terminates an Executive’s employment with cause or if an Executive voluntarily terminates his or her employment, he or she is entitled only to accrued but unpaid salary and expense reimbursements through his or her termination date. In the case of voluntary termination of employment, if termination occurs after year-end but before the bonus for the preceding year is paid, an Executive is also entitled to payment of the bonus for the preceding year.

Each Executive is also subject to customary restrictive covenants, and his or her entitlement to certain benefits is contingent upon his or her compliance with such covenants. In addition, each Executive is required to comply with any equity retention policy, compensation recovery policy, stock ownership guidelines, or other similar policies maintained by the Company.

The foregoing summary of the Agreements is not complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated September 30, 2020, between Harpreet Rana and Regional Management Corp.

10.2	Employment Agreement, dated September 30, 2020, between Brian J. Fisher and Regional Management Corp.

99.1	Press Release issued by Regional Management Corp. on September 30, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: September 30, 2020	By:	/s/ Robert W. Beck
	Name:	Robert W. Beck
	Title:	President and Chief Executive Officer

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